UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A
(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

APPLIED UV, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	84-4373308
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

150 N. Macquesten Parkway

Mount Vernon, NY 10550

(914) 665-6100

 (Address of principal executive offices and zip code)

Copies To:

Ross D. Carmel, Esq.
Jeffrey P. Wofford, Esq.
Carmel, Milazzo & Feil LLP
55 West 39th Street, 18th Floor
New York, New York 10018
Telephone: (212) 658-0458

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
10.5% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-257197

333-257862

Securities to be registered pursuant to Section 12(g) of the Act: None.

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EXPLANATORY NOTE

This Amendment No. 1 to Form 8-A amends and restates in its entirety the information set forth in the registration statement on Form 8-A previously filed by Applied UV, Inc. on July 13, 2021.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

The securities to be registered hereby are the 10.5% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) of Applied UV, Inc., a Delaware corporation (the “Registrant”).

A description of the Series A Preferred Stock is set forth under the captions “Description of Series A Preferred Stock” in the prospectus contained in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-257197), initially filed with the Securities and Exchange Commission (the “Commission”) on June 21, 2021 as amended on June 25, 2021 and July 6, 2021 and declared effective by the Commission on July 12, 2021 and the Registrant’s Registration Statement on Form S-1MEF (Registration Statement No. 333-257862) filed pursuant to Rule 462(b) are incorporated herein by reference. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.  Exhibits.

Pursuant to the Instructions as to Exhibits with respect to this Form 8-A, the following exhibits relating to any contracts or other documents which limit or qualify the rights of the holders of the Series A Preferred Stock are filed as set forth below subject to Rule 12b-23(c) of the Securities Exchange Act of 1934, as amended, regarding incorporation of exhibits by reference.

EXHIBIT INDEX

3.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
3.2	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
3.3	Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
3.5	Certificate of Amendment of Certificate of Incorporation filed on June 17, 2020 (incorporated by reference to Exhibit 3.5 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
3.6	Certificate of Amendment of Certificate of Incorporation filed on June 23, 2020 (incorporated by reference to Exhibit 3.6 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
3.7	Certificate of Amendment of Certificate of Incorporation filed July 14, 2020 (incorporated by reference to Exhibit 3.7 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
3.8	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.8 of the Registrant’s Registration Statement on Form S-1 (File No. 333-257197) filed with the SEC as of June 25, 2021).
3.9	Certificate of Designation, Preferences and Rights of 10.5% Series A Cumulative Perpetual Preferred Stock, as filed with the Secretary of State of Delaware on July 13, 2021.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

APPLIED UV, INC.

Date: July 14, 2021
	By:	/s/ Keyoumars Saeed
	Name:	Keyoumars Saeed
	Title:	Chief Executive Officer

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